Exhibit 10.7

PLANET 13 HOLDINGS INC.
2018 SHARE UNIT PLAN
(Adopted May 22, 2018)
(Amended pursuant to majority shareholder vote, July 11, 2018 and further amended pursuant to the approval of the board of directors of
Planet 13 Holdings Inc. on May 20, 2020)

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 For the purposes of this Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

A.
“Act” means the Business Corporations Act (British Columbia), or its successor, as amended, from time to time;

B.
“Affiliate” means an affiliate of the Company within the meaning of Section 1.3 of NI 45106;

C.
“Associate” has the meaning set out in Section 2.22 of NI 45-106;

D.
“Award Date” means the date that a Share Unit Award Agreement is awarded to, and agreed to by, a Participant under this Plan, as evidenced by the register or registers maintained by the Company for Share Units;

E.
“Board” means the board of directors of the Company or if established and duly authorized to act, a committee appointed for such purpose by the board of directors of the Company to administer the Plan;

F.
“CSE” means the Canadian Securities Exchange

G.
“Change of Control” means the occurrence of any one or more of the following events:

(i)
the Company is not the surviving entity in a merger, amalgamation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company);

(ii)
the Company sells, leases or exchanges assets representing more than 50% of the fair market value of its assets to any other person or entity (other than an Affiliate of the Company);

(iii)
a resolution is adopted to wind-up, dissolve or liquidate the Company;

(iv)
any person, entity or group of persons or entities acting jointly or in concert (the “Acquiror”) acquires, or acquires control (including, without limitation, the power to vote or direct the voting) of, for the first time, voting securities of the Company which, when added to the voting securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or Associates and/or affiliates of the Acquiror to cast or direct the casting of 40% or more of the votes attached to all of the Company’s outstanding voting securities which may be cast to elect directors of the Company or the successor company (regardless of whether a meeting has been called to elect directors) and as a result of such acquisition of control, directors of the Company holding such office immediately before such acquisition of control shall not constitute a majority of the Board;

(v)
as a result of or in connection with: (A) the contested election of directors or (B) a transaction referred to in paragraph (i) above, the nominees named in the most recent management information circular of the Company for election to the board of directors of the Company shall not constitute a majority of the Board; or

(vi)
the Board adopts a resolution to the effect that a Change of Control has occurred or is imminent.

For the purposes of the text above, “voting securities” means common shares of the Company and any other shares entitled to vote for the election of directors, and shall include any securities, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but which are convertible into or exchangeable for shares which are entitled to vote for the election of directors, including any options or rights to purchase such shares or securities;

H.
“Company” means Planet 13 Holdings Inc., a Company existing under the Act, and includes any successor Company thereof;

I.
“Eligible Contractor” means a person who is not an employee, officer or director of the Company that:

(i)
is engaged to provide on a bona fide basis consulting, technical, management or other services to the Company or any Affiliate under a written contract with the Company or the Affiliate;

(ii)
in the reasonable opinion of the Board, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate; and

(iii)
who otherwise qualifies as a “consultant” under section 2.22 of NI 45-106 ;

J.
“Insider” means: (i) an insider as defined in the Securities Act (Ontario), as may be amended from time to time, other than a person who is an Insider solely by virtue of being a director or senior officer of an Affiliate; and (ii) an Associate of any person who is an insider by virtue of (i);

K.
“Market Price” means the greater of the closing Market Price of the Shares on the CSE on: (a) the trading day prior to a Award Date; and (b) a Award Date. In the event that the Shares are not then listed and posted for trading on an Exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion;

L.
“NI 45-106” means National Instrument 45-106 – Prospectus Exemptions, as may be amended or replaced from time to time;

M.
“Participant” means any director, employee, officer or Eligible Contractor of the Company or any Affiliate of the Company or of any Affiliate to whom Share Units are awarded hereunder;

N.
“Plan” means this Share Unit Plan, as same may be amended from time to time;

O.
“Required Shareholder Approval” means the approval of this Plan by the shareholders of the Company, as may be required by the CSE or any other Stock Exchange on which the Shares are listed, as a plan allowing for the issuance of Shares from treasury to satisfy Share Units no later than an applicable Settlement Date, as contemplated in Article 4;

P.
“Resignation” means the cessation of board membership by a director, or employment (as an officer or employee) of the Participant with the Company or an Affiliate as a result of resignation;

Q.
“Retirement” means the Participant ceasing to be an employee, officer or director of the Company or an Affiliate after attaining a stipulated age in accordance with the Company’s normal retirement policy or earlier with the Company’s consent;

R.
“Settlement Date” means the outside date which the Company shall issue, or cause to be issued, to Participants, Shares underlying a vested Share Unit, which shall be specified in each Share Unit Award Agreement;

S.
“Shares” means the common shares in the capital of the Company;

T.
“Share Unit” means a unit credited by means of an entry on the books of the Company to a Participant, representing the right to receive no later than the Participant’s Settlement Date, subject to any Required Shareholder Approval being obtained, such number of Shares issued from treasury determined in accordance with Section 3.7(ii) and Article 4;

U.
“Share Unit Award Agreement” means an award of Share Units under this Plan as agreed to by a Participant;

V.
“Stock Exchange” means the CSE or any other stock exchange on which the Shares are listed for trading at the relevant time;

W.
“Termination” means: (i) in the case of a director, the termination of board membership of the director by the Company or any Affiliate, the failure to re-elect or re-appoint the individual as a director of the Company or an Affiliate or Resignation, other than through Retirement; (ii) in the case of an employee, the termination of the employment of the employee, with or without cause, as the context requires by the Company or an Affiliate or Resignation, other than through Retirement or in the case of an officer, the removal of or failure to re-elect or re-appoint the individual as an officer of the Company or an Affiliate, or Resignation, other than through Retirement, (iii) in the case of an Eligible Contractor, the termination of the services of the Eligible Contractor by the Contractor or the Company or any Affiliate; provided that in each case if the Participant continues as a director, employee, officer or Eligible Contractor after such Termination, then a Termination will not occur until such time thereafter that the Participant ceases to be a director, employee, officer or Eligible Contractor in accordance with this definition; and

X.
“Triggering Event” means (i) in the case of a director, the termination of board membership of the director by the Company or any Affiliate, the failure to re-elect or reappoint the individual as a director of the Company or an Affiliate; (ii) in the case of an employee, the termination of the employment of the employee, without cause, as the context requires by the Company or an Affiliate or in the case of an officer, the removal of or failure to re-elect or re-appoint the individual as an officer of the Company or an Affiliate; (iii) in the case of an employee or an officer, a material adverse change imposed by the Company or the Affiliate (as the case may be) in duties, powers, rights, discretion, prestige, salary, benefits, perquisites, as they exist, and with respect to financial entitlements, the conditions under and manner in which they were payable, immediately prior to the Change of Control, or a material diminution of title imposed by the Company or the Affiliate (as the case may be), as it exists immediately prior to the Change of Control; (iv) in the case of an Eligible Contractor, the termination of the services of the Eligible Contractor by the Company or any Affiliate.

1.2 The headings of all articles, Sections and paragraphs in this Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of this Plan.

1.3 Whenever the singular or masculine are used in this Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

1.4 The words “herein”, “hereby”, “hereunder”, “hereof” and similar expressions mean or refer to this Plan as a whole and not to any particular article, Section, paragraph or other part hereof.

1.5 Unless otherwise specifically provided, all references to dollar amounts in this Plan are references to lawful money of Canada.

ARTICLE 2
PURPOSE AND ADMINISTRATION OF THE PLAN

2.1 This Plan provides for the award of Share Units and the settlement of such Share Units through the issuance of Shares from treasury (subject to vesting and performance conditions or measures, if any, and subject to the Required Shareholder Approval) for services rendered, for the purpose of advancing the interests of the Company, its Affiliates and its shareholders through the motivation, attraction and retention of directors, employees, officers and Eligible Contractors and the alignment of their interests with the interests of the Company’s shareholders.

2.2 This Plan shall be administered by the Board and the Board shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and to adopt, amend and rescind such rules and regulations for administering this Plan as the Board may deem necessary in order to comply with the requirements of this Plan. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Company. No member of the Board shall be personally liable for any action taken or determination or interpretation made in good faith in connection with this Plan and all members of the Board shall, in addition to their rights as directors of the Company, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made in good faith. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Company.

2.3 The Company shall maintain a register in which it shall record the name and address of each Participant and the number of Share Units awarded to each Participant.

2.4 Subject to Section 3.1, the Board shall from time to time determine the Participants who may participate in this Plan. The Board shall from time to time determine the Participants to whom Share Units shall be awarded and the provisions and restrictions with respect to such award, all such determinations to be made in accordance with the terms and conditions of this Plan.

ARTICLE 3
SHARE UNITS AWARDS

3.1 This Plan is hereby established for directors, employees, officers and Eligible Contractors of the Company and its Affiliates.

3.2 The number of Share Units awarded to a Participant will be credited to the Participant’s account, effective as of the Award Date.

For the avoidance of doubt, a Participant will have no right or entitlement whatsoever to receive any Shares until the Share Unit has vested.

3.3 The Board shall determine when any Share Unit will vest which may be as early as the Award Date, or in installments, or pursuant to a vesting schedule, in accordance with the provisions of this Plan and rules of the Stock Exchange, and specified in the Share Unit Award Agreement.

3.4 Each Share Unit award will be governed by a Share Unit Award Agreement as provided for in section 3.8 and this Plan in the form attached as Schedule “A”. Each Participant shall have the right to exercise a vested Share Unit at any time prior to the Settlement Date, by providing a notice of exercise to the Company in the form attached as Schedule “B”. Upon receipt of a notice of exercise, the Company shall deliver, or cause to be delivered, certificates representing the Shares underlying such Share Unit to the Participant in accordance with the Participant’s instructions.

3.5 Subject to the absolute discretion of the Board, the Board may elect to credit each Participant with additional Share Units as a bonus in the event any dividend (other than a stock dividend) is paid on the Shares. In such case, the number of additional Share Units will be equal to the aggregate amount of dividends that would have been paid to the Participant if the Share Units (vested and unvested) in the Participant’s account had been Shares divided by the Market Price of a Share on the date on which dividends were paid by the Company.

The additional Shares Units will vest and be subject to the same terms in proportion to the initial Share Units.

3.6 Except as otherwise set forth in this section 3.6, a vested Share Unit will entitle the Participant, subject to the satisfaction of any conditions, measures, restrictions or limitations imposed under this Plan or the applicable Share Unit Award Agreement, to receive one Share no later than the Participant’s Settlement Date as set forth in the applicable Share Unit Award Agreement.

Notwithstanding the foregoing, unless the Board determines otherwise, a Participant’s Settlement Date shall be accelerated as follows:

(i)
in the event of the death of the Participant, the Participant’s Settlement Date shall be the date of death; and

(ii)
in the event of the total disability of the Participant, the Participant’s Settlement Date shall be the date which is 60 days following the date on which the Participant becomes totally disabled.

In the event of the Termination with or without cause (or Retirement) of a Participant, all unvested Share Units credited to the Participant shall become void and the Participant shall have no entitlement and will forfeit any rights to receive Shares under this Plan, except as may otherwise be determined by the Board in its sole and absolute discretion.

For greater certainty, any Shares to be issued to a Participant on exercise of a vested Share Unit shall be issued to the Participant or the Participant’s estate on or immediately following receipt by the Company of a notice of exercise prior to the Settlement Date provided, however, that in the event a Participant does not provide the Company with a notice of exercise in respect of a vested Share Unit, the Company shall issue all Shares underlying a vested Share Unit to the Participant on the earlier of: (a) the Settlement Date; (b) the date of Termination of the Participant; and (c) the death or total disability of the Participant in accordance with Section 3.6(i) or Section 3.6(ii).

3.7 Subject to Section 5.1, the Company will satisfy its obligation to settle any vested Share Units by the issuance of Shares to the Participant (in accordance with Article 4) in an amount equal to the number of Share Units being exercised or settled.

3.8 Each award of a Share Unit under this Plan shall be evidenced by a Share Unit Award Agreement between the Company and the Participant. Such Share Unit Award Agreement shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Board deems appropriate for inclusion in a Share Unit Award Agreement. The provisions of the various Share Unit Award Agreement issued under this Plan need not be identical.

3.9 Concurrent with the determination to award Share Units to a Participant, the Board shall determine the Settlement Date applicable to such Share Units, provided the Board shall have discretion to amend the Settlement Date after such award. In addition, the Board may at the time Share Units are awarded, make such Share Units subject to performance conditions or measures to be achieved by the Company, the Participant or a class of Participants, prior to the Settlement Date, for such Share Units.

3.10 The Board shall establish criteria for the award of Share Units to Participants, if any, to be set out in the Share Unit Award Agreement.

3.11 If a Triggering Event occurs in connection with or within the 12-month period immediately following a Change of Control pursuant to the provisions of Section 1.1G(i), (ii), (iv), (v) or (vi) (with respect to (vi), if the Board has adopted a resolution that a Change of Control has occurred), all outstanding Share Units shall vest (notwithstanding any contrary vesting provisions previously in place) and the Settlement Date shall occur, on the date of such Triggering Event.

3.12 In the event of a Change in Control pursuant to the provisions of Section 1.1G(iii), all Share Units outstanding shall immediately vest and the Settlement Date shall occur.

ARTICLE 4
ADDITIONAL PROVISIONS

4.1 This Plan shall become effective only on receipt by the Company of any Stock Exchange approval and of the Required Shareholder Approval.

4.2 The maximum number of Shares made available for the Plan shall be determined from time to time by the Board, but in any case, shall not exceed, when combined with all other share compensation arrangements (including the stock option plan of the Company), 10% of the Shares issued and outstanding from time to time, subject to adjustments pursuant to Section 6.6. The Plan shall be a “rolling plan” and therefore when Share Units are settled, cancelled or terminated, Shares shall automatically be available for the award of new Share Units under this Plan. For purposes of this Section 4.2, the number of Shares then outstanding shall mean the number of Shares outstanding (on a non-diluted basis) immediately prior to the proposed award of the applicable Share Units.

4.3 The Board may from time to time in its discretion (without shareholder approval) amend, modify and change the provisions of the Plan (including any Share Unit Award Agreements), including, without limitation:

(i)
amendments of a house keeping nature; and

(ii)
changes to the Settlement Date of any Share Units.

However, other than as set out above, any amendment, modification or change to the provisions of the Plan which would:

(a)
materially increase the benefits to the holder of the Share Units who is an Insider to the material detriment of the Company and its shareholders;

(b)
increase the number of Shares or maximum percentage of Shares which may be issued pursuant to the Plan other than by virtue of Section 6.6 of the Plan;

(c)
reduce the range of amendments requiring shareholder approval contemplated in this Section;

(d)
permit Share Units to be transferred other than for normal estate settlement purposes;

(e)
change insider participation limits which would result in shareholder approval being required on a disinterested basis; or

(f)
materially modify the eligibility requirements for participation in the Plan.

shall only be effective on such amendment, modification or change being approved by the shareholders of the Company. In addition, any such amendment, modification or change of any provision of the Plan shall be subject to the approval, if required, by any Stock Exchange having jurisdiction over the securities of the Company.

4.4 Shares Reserved

(a)
The aggregate number of Shares which may be reserved for issuance under this Plan and all other security based compensation arrangements of the Company (including the Company’s incentive stock option plan) shall not exceed 10% of the Shares (on a non-diluted basis) issued and outstanding from time to time. No fractional Shares shall be issued and the Board may determine the manner in which fractional share values shall be treated. If any Share Units granted under this Plan are cancelled or terminated in accordance with this Plan without being exercised or settled then the Shares subject to those Share Units will again be available to be granted under this Plan.

(b)
For greater certainty, any increase in the issued and outstanding Shares will result in an increase in the available number of the Shares issuable under this Plan, and the exercise or settlement of Share Units will make new grants available under this Plan.

(c)
The maximum number of Shares which may be reserved for issuance to any one person under this Plan shall be 5% of the Shares issued and outstanding at the time of the award of a Share Unit (on a non-diluted basis) less the aggregate number of Shares reserved for issuance to such person under any other security based compensation arrangements of the Company.

(d)
If there is a change in or substitution or exchange of the outstanding Shares by reason of any stock dividend or split, recapitalization, merger, amalgamation, arrangement, consolidation, reorganization, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval (if required) of the relevant Stock Exchange(s), appropriate substitution or adjustment in:

(i)
the number or kind of securities reserved for issuance pursuant to this Plan; and

(ii)
the number or kind of securities subject to unredeemed Share Units awarded; provided however that no substitution or adjustment shall obligate the Company to issue fractional securities.

(e)
The Company shall at all times during the term of this Plan reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Plan.

ARTICLE 5
WITHHOLDING TAXES

5.1 For certainty and notwithstanding any other provision of the Plan, the Company or any Affiliate may take such steps as it considers necessary or appropriate for the deduction or withholding of any income taxes or other amounts which the Company or any Affiliate is required by any law or regulation of any governmental authority whatsoever to deduct or withhold in connection with any Share issued pursuant to the Plan, including, without limiting the generality of the foregoing, (a) withholding of all or any portion of any amount otherwise owing to a Participant; (b) the suspension of the issue of Shares to be issued under the Plan, until such time as the Participant has paid to the Company or any Affiliate an amount equal to any amount which the Company or Affiliate is required to deduct or withhold by law with respect to such taxes or other amounts; and/or (c) withholding and causing to be sold, by it as a trustee on behalf of a Participant, such number of Shares as it determines to be necessary to satisfy the withholding obligation. By participating in the Plan, the Participant consents to any such sale and authorizes the Company or any Affiliate, as applicable, to effect the sale of such Shares on behalf of the Participant and to remit the appropriate amount to the applicable governmental authorities. Neither the Company nor any applicable Affiliate shall be responsible for obtaining any particular price for the Shares nor shall the Company or any applicable Affiliate be required to issue any Shares under the Plan unless the Participant has made suitable arrangements with the Company and any applicable Affiliate to fund any withholding obligation.

ARTICLE 6
GENERAL

6.1 This Plan shall remain in effect until it is terminated by the Board.

6.2 The Board may amend or discontinue this Plan at any time in its sole discretion, provided that such amendment or discontinuance may not in any manner adversely affect the Participant’s rights under any Share Unit awarded under this Plan. This section 6.2 shall be subject to the restrictions outlined in section 4.3 on Article 4 becoming effective.

6.3 Except pursuant to a will or by the laws of descent and distribution, no Share Unit and no other right or interest of a Participant under this Plan is assignable or transferable.

6.4 No holder of any Share Units shall have any rights as a shareholder of the Company. Except as otherwise specified herein or determined by the Board in its discretion, no holder of any Share Units shall be entitled to receive, and no adjustment is required to be made for, any dividends, distributions or any other rights declared for shareholders of the Company.

6.5 Nothing in this Plan shall confer on any Participant the right to continue as a director, employee, officer or Eligible Contractor of the Company or any Affiliate, as the case may be, or interfere with the right of the Company or Affiliate, as applicable, to remove such director, officer and/or employee or terminate its contractual relationship with such Eligible Contractor as applicable. Nothing contained in this Plan shall confer or be deemed to confer on any Participant the right to continue in the employment of, or to provide services to, the Company or its Affiliates nor to interfere or be deemed to interfere in any way with any right of the Company or its Affiliates to discharge any Participant at any time for any reason whatsoever, with or without cause.

6.6 In the event there is any change in the Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made to outstanding Share Units by the Board, in its sole discretion, to reflect such changes. If the foregoing adjustment shall result in a fractional Share or Share Unit, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of this Plan.

6.7 For the avoidance of doubt, all payments under this Plan to individuals subject to United States income tax shall be made no later than the deadline set forth in section 1.409A-1(b)(4)(i) of the United States Treasury Regulations with respect to short-term deferrals of compensation.

6.8 If any provision of this Plan or any Share Unit contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

6.9 This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Schedule “A”
Form of Share Unit Award Agreement

Notice is hereby given that, effective this ____ day of , Planet 13 Holdings Inc. (the “Company”) has awarded to (the “Participant”), a share unit (the “Share Unit”) to acquire common shares of the Company (the “Common Shares”). Each vested Share Unit will entitle the Participant to receive one Common Share no later than☐☐ (the “Settlement Date”).

The Share Units shall vest and become exercisable in accordance with, and upon satisfaction of the conditions set out in, the following schedule:

☐

The award of the Share Unit evidenced hereby is made subject to the terms and conditions of the Company’s share unit plan (the “Share Unit Plan”), the terms and conditions of which are hereby incorporated herein and acknowledged and agreed to by the undersigned Participant.

Any Common Shares to be issued to the Participant on exercise of a vested Share Unit shall be issued to the Participant or the Participant’s estate on or immediately following receipt of a notice of redemption (“Notice of Redemption”) by the Company in the form attached as Schedule “B” to the Share Unit Plan prior to the Settlement Date provided, however, that in the event a Participant does not provide the Company with a Notice of Redemption in respect of a vested Share Unit, the Company shall issue all Common Shares underlying a vested Share Unit to the Participant on the earlier of: (a) the Settlement Date; (b) the date of termination of the Participant; and (c) the death or total disability of the Participant in accordance with the terms of the Share Unit Plan.

To exercise any vested Share Units, you must deliver to the Company a Notice of Redemption specifying the number of Common Shares you wish to acquire. At the discretion of the Company a declaration of residence may also be requested prior to the issuance of any Common Shares. Upon receipt by the Company of requisite documents, and upon you remitting to the Company any applicable income tax or making appropriate arrangements for payment of any applicable tax, the Company’s transfer agent will then issue a certificate for the Common Shares so acquired as soon as practicable thereafter.

PLANET 13 HOLDINGS INC.	PARTICIPANT

Authorized Signatory	Name:

Schedule “B”
SHARE UNIT AWARD NOTICE OF EXERCISE

TO: PLANET 13 HOLDINGS INC. (THE “COMPANY”)

The undersigned hereby irrevocably elects to exercise vested Share Units awarded by the Company to the undersigned pursuant to a Share Unit Award Agreement dated☐ for the number of common shares in the capital of the Company (“Common Shares”) as set forth below:

Number of Common Shares to be Acquired:

Amount enclosed that is payable, if applicable, on account of withholding of tax or other required deductions relating to the exercise of the Share Units (contact the Company for details of such amount) (the “Applicable Withholdings and Deductions”):
$

☐ Or check here if alternative arrangements have been made with the Company with respect to the payment of Applicable Withholdings and Deductions;

and directs such Common Shares to be registered and a certificate therefore to be issued in the name of ____________________________________.

DATED this _____ day of ______________________, ______.

Signature

Name